Exhibit 99.1

IKON Files Form 10-Q for Second Quarter of Fiscal 2005;
Restates Fiscal 2000 through First Quarter Fiscal 2005

MALVERN, Pa., July 8, 2005 — IKON Office Solutions (NYSE:IKN), the world’s largest independent channel for document management systems and services, today filed amended reports on Form 10-K/A for fiscal 2004 and Form 10-Q/A for the first quarter of fiscal 2005 to restate its results for fiscal 2002 through the first quarter of fiscal 2005 and other selected financial information for fiscal 2000 and fiscal 2001 in connection with the completion of its previously announced internal review of billing controls and reserve practices for trade accounts receivable. IKON today also filed its Form 10-Q for the second quarter of fiscal 2005.

As previously disclosed, during a review of aged trade receivables conducted during the second quarter of fiscal 2005, and in connection with performing self-assessment and testing of the Company’s internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, the Company identified deficiencies in the processes and timeliness by which it issues and adjusts certain invoices. Based on the results of the review, the Company’s management and the Audit Committee of the Company’s Board of Directors concluded that the errors represented a cumulative effect over multiple periods and that prior period financial statements required restatement. The cumulative impact of the restatement for fiscal 2000 through first quarter fiscal 2005 and periods prior to fiscal 2000 was a decrease in revenue and net income of $125 million and $33 million, respectively.

First half fiscal 2005 earnings per diluted share from continuing operations were $0.22. Excluding certain previously announced non-recurring charges, first half fiscal 2005 earnings per diluted share from continuing operations were $0.28, in-line with preliminary results reported on April 28, 2005. First quarter fiscal 2005 earnings per diluted share from continuing operations were $0.15, an improvement of $0.02 versus previously reported results. Second quarter fiscal 2005 earnings per diluted share from continuing operations were $0.06, $0.02 lower than preliminary results reported on April 28, 2005. Cash flows from operations were unaffected. Please refer to the attached exhibit and the Company’s related reports filed with the SEC for further details regarding the information discussed in this news release.

About IKON

IKON Office Solutions Inc. (www.ikon.com), the world’s largest independent channel for copier, printer and MFP technologies, delivers integrated document management solutions and systems, enabling customers worldwide to improve document workflow and increase efficiency. IKON integrates best-in-class systems from leading manufacturers, such as Canon, Ricoh, Konica Minolta, EFI and HP, and document management software from companies like Captaris, EMC (Documentum), Kofax and others, to deliver tailored, high-value solutions implemented and supported by its global services organization—IKON Enterprise Services. With Fiscal 2004 revenues of $4.61 billion, IKON has approximately 27,000 employees in 500 locations throughout North America and Western Europe.

FIKN

IKON Office Solutions, Inc.
Exhibit to News Release dated July 8, 2005

The following table sets forth the increase (decrease) to certain income statement line items for the periods impacted by the restatement:

Restatement
------------------------------------------------------------------------------------------------------------------------------------
(in millions, except per share data)
                                                               Selling and                                       Diluted Earnings
Period                                 Revenue      Administrative Expense   Operating Income       Net Income          per Share

1st Quarter Fiscal 2005                $     1           $         (6)       $             8        $        5     $         0.02

Fiscal 2004                                (36)                   (23)                   (13)               (8)             (0.05)

Fiscal 2003                                  2                    (10)                    12                 7               0.04

Fiscal 2002                                 (5)                    (1)                    (4)               (2)             (0.01)

Fiscal 2001                                  1                      1                      -                 -                 --

Fiscal 2000                                (12)                    (9)                    (3)               (2)             (0.01)

Prior to Fiscal 2000(1)                    (76)                   (22)                   (55)              (33)               N/A
                                ----------------------------------------------------------------------------------------------------
Cumulative Impact                $        (125)                   (70)                   (55)              (33)               N/A
                                ====================================================================================================
NOTE:	(1)	The impact of the restatement on periods prior to fiscal 2000 was reflected by decreasing the opening balance of retained earnings in fiscal 2000 by $33 million.

The following table sets forth the reconciliation for the six months ended March 31, 2005 of net income from continuing operations to net income from continuing operations excluding certain non-recurring charges:

Reconciliation
----------------------------------------------------------------------------------------------------------------------------
(in millions, except per share data)

Six Months Ended March 31, 2005                                     GAAP                                       Non-GAAP
                                                                as Reported       Adjustments                  Adjusted
                                                               -------------     -------------               ------------

Income from continuing operations before taxes on income       $          49     $          14  (a, b, c, d)  $       63
Taxes on income                                                           18                 4                        22
                                                               -------------                                 ------------
Net income from continuing operations                          $          31                                  $       41
                                                               =============                                 ============

Weighted Average Shares Outstanding, Diluted                           143.2  (f)                                   161.7  (g)
                                                               -------------                                 ------------
Diluted EPS - Continuing Operations                            $        0.22  (f)                             $      0.28  (g)
                                                               =============                                 ============
Net loss from discontinued operations                          $         (10)                6  (e)           $        (4)
                                                               =============                                 ============
Diluted EPS - Discontinued Operations                          $       (0.07) (f)                             $     (0.02) (g)
                                                               =============                                 ============
(a)	Includes $2.2 of real estate charges and $0.3 of charges related to the consolidation of our Legal Document Services unit.
(b)	Includes $6.7 loss on the sale of substantially all operations in Mexico, $1.1 gain on the sale of certain technology businesses, and $7.5 gain from a final reconciliation with GE related to the sale of our U.S. leasing operations.
(c)	Includes restructuring and asset impairment charges for field and corporate staff and for the consolidation of our Legal Document Services unit of $9.0 and $2.4, respectively.
(d)	Loss on purchase of $45 of 5% convertible debt due May 2007 of $1.7.
(e)	Charges related to the closure of our Business Document Services unit.
(f)	The calculation of GAAP diluted EPS excludes the dilution from convertible notes because the effect would be antidilutive.
(g)	The calculation of Non-GAAP diluted EPS includes the dilution from convertible notes by adding approximately 18 million shares and a net income add-back of $4.2, representing interest expense, net of taxes, associated with such convertible notes.